RUSSELL INVESTMENTS STRATEGIC CREDIT FUND

AMENDED AND RESTATED BYLAWS

Dated March 25, 2025

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TABLE OF CONTENTS

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RUSSELL INVESTMENTS STRATEGIC CREDIT FUND

BYLAWS

These Amended and Restated Bylaws (“Bylaws”) are made and adopted pursuant to Section 3.10 of the Second Amended and Restated Declaration of Trust establishing Russell Investments Strategic Credit Fund dated as of March 25, 2025, as from time to time amended (the “Declaration”). All words and terms capitalized in these Bylaws shall have the meaning or meanings set forth for such words or terms in the Declaration.

ARTICLE I

SHAREHOLDER MEETINGS

1.1 Chairman. In the absence of specific instructions from the Chairman of the Board of Trustees, an officer of the Trust shall preside at all meetings of shareholders.

1.2 Proxies; Voting. Shareholders may vote either in person or by duly executed proxy and each full share represented at the meeting shall have one vote, all as provided in Article X of the Declaration.

1.3 Fixing Record Dates. For the purpose of determining the Shareholders who are entitled to notice of or to vote or act at any meeting, including any adjournment thereof, or who are entitled to participate in any dividends, or for any other proper purpose, the Trustees may from time to time, without closing the transfer books, fix a record date in the manner provided in the Declaration. If the Trustees do not prior to any meeting of Shareholders so fix a record date or close the transfer books, then the date of mailing notice of the meeting or the date upon which the dividend resolution is adopted, as the case may be, shall be the record date.

1.4 Inspectors of Election. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the Chairman, if any, of any meeting of Shareholders may, and on the request of any Shareholder or Shareholder proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors of Election shall be either one or three. If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present shall determine whether one or three Inspectors of Election are to be appointed, but failure to allow such determination by the Shareholders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector of Election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as Chairman. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the Chairman, if any, of the meeting, or of any Shareholder or Shareholder proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

ARTICLE II

TRUSTEES

2.1 Vacancies. Vacancies in the authorized number of Trustees may be filled as provided in the Declaration and each Trustee so elected shall hold office for such time periods as permitted in the Declaration.

2.2 Committees. The Trustees, by vote of a majority of the Trustees then in office, may establish one or more committees (each a “Committee”), elect from their number one or more Committee members and may delegate thereto some or all of their powers except those which by law, by the Declaration, or by these Bylaws may not be delegated. Except as the Trustees may otherwise determine or as specified in these Bylaws, any such Committee may make rules for the conduct of its business, but unless otherwise provided by the Trustees or in such rules, its business shall be conducted in the same manner as is provided by these Bylaws for the Trustees themselves. Each member of a Committee shall hold such office at the pleasure of the Trustees. The Trustees may abolish any Committee at any time. Any Committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees. The Trustees shall have power to rescind any action of a Committee, but no such rescission shall have retroactive effect.

2.3 Regular Meetings. Regular meetings of the Board of Trustees or of any Committee may be held at such location(s), either in person or in lieu of a place, by means of remote communication that allows all persons participating in the meeting to hear each other, (for purposes of any reference to a meeting of the Board of Trustees or of any Committee, a “place” shall also include any meeting conducted through the means of remote communications by which Trustees may be deemed to be present and vote at such meeting) and at such times as the Trustees or Committee members, as applicable, may from time to time determine, in each case as permitted by applicable law or regulation or exemptive or no-action relief provided by the U.S. Securities and Exchange Commission (“SEC”) or its staff.

2.4 Special Meetings. Special meetings of the Board of Trustees may be called by the Chairman of the Board or by two or more Trustees and held at such place and time designated in the notice of the meeting. Special meetings of a Committee may be called by the Chairman of that Committee or by two or more Committee members and held at such place and time designated in the notice of the meeting.

2.5 Notice. Unless otherwise required by applicable law or regulation, notice of regular meetings of the Board of Trustees or of any Committee may be given but is not required. For any special meeting of the Board of Trustees or of any Committee, or if notice is required for a regular meeting of the Board of Trustees or of any Committee, it shall be sufficient notice to a Trustee of such meeting to send notice by mail at least forty-eight (48) hours or by telegram, facsimile, e-mail, telephone or in-person at least twenty-four (24) hours before the meeting to the Trustee at his or her usual or last known business or residence address. Notice of a meeting need not be given to any Trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes of the meeting. All such waivers, consents, and approvals shall be filed with the records of the meeting. Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice. Except as otherwise required by law or regulation, neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

2.6 Quorum, Board Actions and Adjournments. At any meeting of the Board of Trustees or of any Committee, a majority of the Trustees then in office or then on such Committee, as applicable, shall constitute a quorum. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Trustees or of any Committee, as applicable. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. The provisions of this Section 2.6 are subject to applicable laws and regulations.

2.7 Participation by Telephone, Video or Other Means of Remote Communication. Subject to applicable laws and regulations, one or more members of the Board of Trustees or of any Committee may participate in a meeting thereof by means of a conference telephone, video or similar remote communications equipment allowing all persons participating in the meeting to hear each other at the same time.

2.8 Fees and Compensation of Trustees. Trustees and members of Committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution or policy of or applicable to the Board of Trustees. This Section 2.8 shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

2.9 Board Chairman. The Board of Trustees may elect a Chairman who will preside at meetings of the Board of Trustees. The Chairman may not be an officer, director, partner, copartner or employee of Russell Investment Management LLC, (“RIM”) or any of its affiliated entities, and shall not be deemed to be an officer of the Trust solely as a result of acting as Chairman of the Board of Trustees. The Chairman may be a voting member of any one or more Committees. The Chairman shall exercise and perform such powers and duties as may be from time to time assigned to the Chairman by the Board of Trustees or prescribed by these Bylaws. The Chairman may delegate his or her powers and duties to the Vice Chairman (as discussed in Section 2.10 below), Trustees or officers of the Trust that he or she deems appropriate, provided that such delegation is consistent with applicable legal and regulatory requirements. The Chairman shall hold office for a period of one (1) year and until his or her successor is chosen and qualified, or until he or she sooner dies, resigns, is removed, becomes disqualified or reaches the mandatory retirement age which may be approved by the Board of Trustees from time to time; provided however, that the first elected Chairman shall hold office until the end of the first full calendar year after his or her election which may be for a period of more than one (1) year unless otherwise specified. The following individual will preside over any meeting of the Board of Trustees in the following order if present (1) Chairman of the Board of Trustees, (2) Vice Chairman of the Board of Trustees, (3) Chairman of the Nominating and Governance Committee, (4) Chairman of the Regulatory and Investment Compliance Committee, (5) Chairman of the Audit Committee and (6) as determined by the Trustees in attendance.

2.10 Board Vice Chairman. The Board of Trustees may elect a Vice Chairman. The Chairman or the Board of Trustees may, from time to time, delegate such powers, duties, and responsibilities to the Vice Chairman as the Chairman or the Board of Trustees deem appropriate. Any such delegation shall (i) be evidenced by resolution of the Board of Trustees, written instrument executed by the Chairman, or such other evidence of delegation as is deemed appropriate by the Chairman or Board of Trustees upon consultation with counsel and (ii) remain in effect unless and until revoked by the Chairman or Board of Trustees. The Vice Chairman may not be an officer, director, partner, copartner or employee of RIM or any of its affiliated entities, and shall not be deemed to be an officer of the Trust solely as a result of acting as Vice Chairman of the Board of Trustees. The Vice Chairman may be a voting member of any one or more Committees. The Vice Chairman shall hold office for a period of one (1) year and until his or her successor is chosen and qualified, or until he or she sooner dies, resigns, is removed, becomes disqualified or reaches the mandatory retirement age which may be approved by the Board of Trustees from time to time; provided however, that the first elected Vice Chairman shall hold office until the end of the first full calendar year after his or her election which may be for a period of more than one (1) year unless otherwise specified.

2.11 Committee Chairman. The Board of Trustees may elect a Chairman of each Committee for the purpose of presiding at meetings of such Committee. A Committee Chairman shall not be deemed to be an officer of the Trust solely as a result of acting as Chairman of any Committee. A Committee Chairman shall exercise and perform such powers and duties as may be from time to time assigned to him or her by the Board of Trustees, the Committee or prescribed by these Bylaws. A Committee Chairman may delegate his or her powers and duties to an applicable Committee Vice Chairman (as discussed in Section 12 of this Article 2 below), Trustees or officers of the Trust that he or she deems appropriate, provided that such delegation is consistent with applicable legal and regulatory requirements. A Committee Chairman shall hold office for a period of one (1) year and until his or her successor is chosen and qualified, or until he or she sooner dies, resigns, is removed, becomes disqualified or reaches the mandatory retirement age which may be approved by the Board of Trustees from time to time; provided however, that the first elected Chairman of any Committee shall hold office until the end of the first full calendar year after his or her election which may be for a period of more than one (1) year unless otherwise specified. The Chairman of the applicable Committee will preside over any meeting of that Committee. If such Chairman is not present, the following individual will preside over any meeting of the applicable Committee in the following order if present: (1) Vice Chairman of the Committee and (2) such other Committee member in attendance at such meeting as determined by the Committee members.

2.12 Committee Vice Chairman. The Board of Trustees may elect a Vice Chairman of any Committee. A Committee Vice Chairman shall not be deemed to be an officer of the Trust solely as a result of acting as Vice Chairman of any Committee. A Committee Chairman or the Board of Trustees may, from time-to-time delegate such powers, duties and responsibilities to a Committee Vice Chairman as the Chairman of the applicable Committee or Board of Trustees deems appropriate. Any such delegation shall (i) be evidenced by resolution of the Board of Trustees, written instrument executed by the Chairman of the applicable Committee, or such other evidence of delegation as is deemed appropriate by the Chairman of the applicable Committee or Board of Trustees upon consultation with counsel and (ii) remain in effect unless and until revoked by the Chairman of the applicable Committee or Board of Trustees. A Committee Vice Chairman shall hold office for a period of one (1) year and until his or her successor is chosen and qualified, or until he or she sooner dies, resigns, is removed, becomes disqualified or reaches the mandatory retirement age which may be approved by the Board of Trustees from time to time; provided however, that the first elected Vice Chairman of any Committee shall hold office until the end of the first full calendar year after his or her election which may be for a period of more than one (1) year unless otherwise specified.

2.13 Resignations. Any Trustee may resign at any time by written instrument in accordance with the provisions of the Declaration.

2.14 Meeting Results. The results of all actions taken at a meeting of the Trustees shall be recorded by the meeting secretary.

ARTICLE III

OFFICERS

3.1 Officers of the Trust. The officers of the Trust shall consist of a President, a Secretary, a Treasurer and such other officers, including Vice Presidents, if any, as the Trustees from time to time may in their discretion appoint. The officers of the Trust shall also include a Chief Compliance Officer, whose designation and compensation shall be approved by a majority of the Trustees, including a majority of the independent Trustees. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. Any officer may, but need not be, a Trustee or shareholder. Any two or more of the offices may be held by the same Person. No officer of the Trust need be a Trustee.

3.2 Election. The President, the Treasurer and the Secretary shall be elected periodically, but generally annually, by the Trustees. Other officers, if any, may be elected or appointed by the Trustees at said meeting or at any other time. Vacancies in any office may be filled at any time.

3.3 Tenure. Each of the President, the Treasurer and the Secretary shall hold office until the earlier of their next election pursuant to Section 3.2 or until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees, subject to Section 3.14.

3.4 Powers. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and in the Declaration, such duties and powers as are commonly incident to the office occupied by him as if the Trust were organized as a Delaware business corporation and such other duties and powers as the Trustees may from time to time designate.

3.5 Subordinate Officers. The Board of Trustees may appoint and may empower the President to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Trustees may from time to time determine.

3.6 Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these Bylaws for regular appointment to that office.

3.7 President. Unless the Trustees otherwise provide, the President shall be the chief executive officer. The President shall have the general powers and duties of management usually vested in the office of president of a corporation except to the extent that such powers and duties are assigned to the Chairman. The President shall have such other powers and duties as may be prescribed by the Board of Trustees or these Bylaws.

3.8 Chief Compliance Officer. The Chief Compliance Officer shall have the general powers and duties usually vested in the office of chief compliance officer. The Chief Compliance Officer shall have such other powers and duties as may be prescribed by the Board of Trustees or these Bylaws, subject to approval by a majority of the independent Trustees.

3.9 Vice President. A Vice President, or if there be more than one Vice President, the Vice Presidents in the order determined by the Trustees (or if there be no such determination, then in the order of their election) shall, upon proper delegation from the President or in the absence of the President or in the event of his or her inability or refusal to act, perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President(s) shall have such other powers and duties as may be prescribed by the Board of Trustees or these Bylaws.

3.10 Treasurer. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust. The Treasurer shall have such other powers and duties as may be prescribed by the Board of Trustees or these Bylaws.

3.11 Assistant Treasurer. An Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Trustees (or if there be no such determination, then in the order of their election), shall, upon proper delegation from the Treasurer or in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. The Assistant Treasurer(s) shall have such other powers and duties as may be prescribed by the Board of Trustees or these Bylaws.

3.12 Secretary. The Secretary shall record or cause to be recorded all proceedings of the shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust or electronically, unless otherwise required by law. The Secretary shall have such other powers and duties as may be prescribed by the Board of Trustees or these Bylaws.

3.13 Assistant Secretary. An Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Trustees (or if there be no such determination, then in the order of their election), shall, upon proper delegation from the Secretary or in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary. In the absence of the Secretary from any meeting of the shareholders or Trustees, an Assistant Secretary, or if there be none or if he is absent, a temporary secretary chosen at such meeting, shall record the proceedings thereof in the aforesaid books. The Assistant Secretary(s) shall have such other duties and powers as may be prescribed by the Board of Trustees or these Bylaws.

3.14 Resignations and Removals. Any officer may resign at any time by written instrument signed by him and delivered to the Chairman of the Board, the President or the Secretary (other than to himself or herself) or to a meeting of the Board of Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them with or without cause, provided that the Chief Compliance Officer may be removed by action (and only with approval) of the Trustees including a majority of independent Trustees. Except to the extent expressly provided in a written agreement with the Trust or resolution of the Board of Trustees, no officer resigning or removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

3.15 Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of such officer’s duties in such amount and with such sureties as the Trustees may determine.

ARTICLE IV

MISCELLANEOUS

4.1 Depositories. In accordance with the Declaration, the funds of the Trust shall be deposited in such custodians as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the adviser, administrator or manager), as the Trustees may from time to time authorize.

4.2 Signatures. All contracts and other instruments shall be executed on behalf of the Trust by its properly authorized officers, agent or agents, as provided in the Declaration or Bylaws or as the Trustees may from time to time by resolution provide.

4.3 Seal. The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Trust may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absence of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.

4.4 Inspection by Shareholders. The Trustees may from time to time determine whether and to what extent, and at what times and place or in lieu of a place, by means of remote access, and under what conditions and regulations the accounts and books of the Trust shall be open to the inspection of the shareholders in accordance with applicable law. No shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the shareholders.

ARTICLE V

SHARE TRANSFERS

5.1 Transfer Agents, Registrars and the Like. As provided in the Declaration, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the Trust as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

5.2 Transfer of Shares. The Shares of the Trust shall be subject to the limitations on transfer as provided in the Declaration. The Trust, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of proper evidence as may be reasonably required to show that the requested transfer is proper.

5.3 Registered Shareholders. The Trust may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

ARTICLE VI

AMENDMENT OF BYLAWS

6.1 Amendment and Repeal of Bylaws. In accordance with the Declaration, the Trustees shall have the exclusive power to amend or repeal the Bylaws or adopt new Bylaws at any time. Action by the Trustees with respect to the Bylaws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt Bylaws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.